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                                                                    EXHIBIT 10.1


                       ASSET PURCHASE AND SALE AGREEMENT

     This ASSET PURCHASE AND SALE AGREEMENT (the "Agreement"), dated July 14, 1997, is by and between Crysen Corporation, a Delaware corporation ("Crysen"), Crysen Refining, Inc., a Delaware corporation ("CRI"), and Sound Refining, Inc., a Washington corporation ("SRI") (Crysen, CRI and SRI are sometimes referred to herein individually as "Seller" and collectively as "Sellers"), and Inland Resources Inc., a Washington corporation ("Buyer").

                                   RECITALS
                                   --------

     A. Sellers are engaged in the business of manufacturing and selling refined petroleum products at refineries located in Woods Cross, Utah, and Tacoma, Washington (collectively, the "Refineries").

     B. Sellers desire to sell the Refineries and related assets to Buyer and Buyer desires to purchase the Refineries and such related assets from Sellers pursuant to the terms and conditions of this Agreement.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

     1.   Purchase and Sale.  Subject to the terms and conditions contained in
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this Agreement, Sellers hereby agree to sell, license, convey, transfer or assign, as the case may be, and deliver to Buyer, and Buyer agrees to purchase and receive from Sellers, the Assets defined in Section 2 hereof. In connection with purchasing the Assets, Buyer agrees to assume Sellers' obligations under the Cowboy Obligations (as defined in Section 7.2 hereof); the Texaco Judgment (as defined in Section 7.2); that certain Agreement dated July 12, 1993 with Phillips Petroleum Company; the Assumed Accounts Payable (as defined in Section
5.3 hereof); accrued vacation pay, if any; and the Contracts defined in Section
2.11 hereof  (collectively, the "Assumed Obligations").

     2.   Assets.  The "Assets" are all of Sellers right, title and interest, in
          ------
and to the following real and personal property interests:

          2.1 Those tracts or parcels of land described by metes and bounds in Exhibits "A-1," "A-2" and "A-3" attached hereto (collectively, the "Refinery Sites") on which the respective Refineries and other Assets are located, together with all buildings, improvements, fixtures, docks, storage facilities, equipment, fixed assets and personalty of a permanent nature owned by Sellers, including the Refineries, which are annexed, affixed or attached to the Refinery Sites (collectively, the "Refinery Site Improvements") and used or intended to be used in the production, storage, sale and/or distribution of refined petroleum products ("Refined Product").

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          2.2  The easements, privileges, right-of-way agreements, surface use rights, fee interests, licenses, highway crossing permits, mineral interests, realty leasehold interests, servitudes, interests in storage facilities, track agreements (rights to railway access) and permits, interests in docks and other real property interests used in connection with the ownership or operation of the Refineries or the conduct of the businesses related thereto.

          2.3 All tangible personal property owned or leased by Sellers (other than Refinery Site Improvements, Rolling Stock, Inventories and Materials and Supplies) and located upon or appurtenant to the Refinery Sites or used in connection with the operation of the Refineries or the conduct of businesses related thereto, including all such property owned or leased by Sellers which is used, associated or connected with the production, treatment, storage, handling, operation, sale, transportation, transfer or ownership of Refined Product (collectively, the "Equipment") including, but not limited to, the material items of Equipment described in Exhibit "B" attached hereto.

          2.4 The ownership interest or the leasehold interest (as the case may be) of Sellers in and to all certificated vehicles specifically described in Exhibit "C" attached hereto (collectively, the "Rolling Stock").

          2.5 The ownership interest or the leasehold interest (as the case may be) of Sellers in and to all terminals and warehouses specifically described in Exhibit "D" attached hereto.

          2.6 Existing customer lists and customer data (including credit data) related to sales by the Refineries for the calendar years 1996 and 1997 through Closing.

          2.7 Existing supplier lists and supplier data (for the calendar years 1996 and 1997 through Closing) related to the purchase of crude oil, raw materials, utilities and supplies used at the Refineries.

          2.8 All transferable franchises, licenses, permits or other rights owned by Sellers granted by governmental authorities and all transferable certificates of convenience or necessity, immunities, privileges, licenses, easements, consents, grants, ordinances and other rights, of every character whatsoever owned by Sellers and which are used, required or necessary for the lawful ownership or operation of the Refineries or the other Assets (collectively, the "Permits").

          2.9 All patents, trademarks and applications therefor and all copyrights, trade names and brand names, all transferable licenses, all inventions, discoveries, improvements, processes, technology, know-how, computer programs and software, formulas, drawings, specifications, trade secrets, plans, files, notebooks and records owned by Sellers, and licenses to the proprietary rights and properties of the nature described above, that are being used on the date hereof in the operation of the Refineries or the other Assets (collectively, the "Proprietary Rights"). The assignment or transfer of all Proprietary Rights shall be subject to the restrictions and other provisions contained in the agreements governing such Proprietary Rights, and the assumption by Buyer of all obligations contained therein, arising or occurring on or after the Closing Date.

                                       2
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          2.10 All pipelines used in connection with the operation of the
Refineries and the conduct of the businesses related thereto, including those used for the transportation of crude oil, raw materials or feedstocks to the Refineries or for the transportation of Refined Product from the Refineries (collectively, the "Pipeline Interests").

          2.11 All transferable rights of Seller under product purchase and sales contracts, exchange or swap agreements, processing agreements, equipment leases, disposal agreements, servicing contracts, easement and/or right-of-way agreements, maintenance agreements, supply agreements, storage agreements, utility agreements, switching, docking, loading and tariff agreements and all other agreements and contracts relating to the use, ownership or operation of the Refineries, the Pipeline Interests, the Inventories or the other Assets, including, without limitation, pending sales and purchase commitments existing on the Closing Date (collectively, the "Contracts").

          2.12 All Refined Product, crude oil, raw materials, feedstock, blend components, and other inventories ("Inventories") and all stores and spare parts (collectively, "Materials and Supplies") that are owned by Seller and are located at, used in connection with, acquired for, produced for, contained in or in transit to, through or from the Refineries or the Pipeline Interests on the Closing Date.

          2.13 All books, records and other documents owned by Sellers and which relate to the operation of the Refineries or the conduct of the businesses related thereto or to the other Assets ("Books and Records").

          2.14 All accounts receivable (including exchange balance receivables) related to the Assets outstanding as of Closing (the "Accounts Receivable").

     3.   Assets Not to be Conveyed.  The Assets to be conveyed hereunder shall
          -------------------------
not include the following:

          3.1 All letters of credit, deposits, refunds and pre-paid expenses, including such amounts for utility services, insurance premiums, tax refunds, credits and discounts made prior to, or incurred or due for periods prior to, the Closing.

          3.2 Any claims or suits arising out of any facts existing, or any act, omission or occurrence taking place, prior to Closing which the Sellers may have or hereafter acquired against third parties and insurance claims, claims for tax refunds, and other refunds or credits or offsets from third parties arising out of any matters occurring prior to Closing.

          3.3 Customer, supplier and credit information which may not be disclosed under provision of law.

          3.4  All cash and bank deposit accounts, of whatever description.

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          3.5  All contracts, agreements, licenses and the like, the rights to which are not transferable.

          3.6  Those items listed on Exhibit "E" attached hereto.

          3.7 Any and all other items not expressly included in Section 2 hereof.

     4.   Effective Time.  The purchase and sale of the Assets shall be
          --------------
effective as of the date and time of Closing.

     5.   Purchase Price.
          --------------

          5.1  Purchase Price-Fixed Assets.  The purchase price for the Assets,
               ---------------------------
other than the Inventories and the Net A/R Amount, shall be Seven Million Dollars ($7,000,000) (the "Fixed Assets Purchase Price").

          5.2  Purchase Price-Inventory.  Sellers shall deliver to Buyer, at
               ------------------------
least ten (10) days prior to Closing, a good faith estimate of the Inventories which Sellers believe will be transferred to Buyer at Closing, together with a calculation of the purchase price thereof determined by multiplying the volumes calculated in accordance with Exhibit "F-1" attached hereto times the values calculated in accordance with Exhibit "F-2" attached hereto, and such supporting data as Buyer may reasonably request. A physical inventory of the Inventories shall be taken at 12:01 a.m., local time, on the Closing Date, in accordance with the procedures specified in Exhibit "F-1," by representatives or designees of Buyer and Sellers and Banque Paribas. The purchase price for the Inventories determined by such physical inventory shall then be calculated (the "Inventory Purchase Price").

          5.3  Purchase Price - Accounts Receivable.  Buyer also shall pay at
               ------------------------------------
Closing an amount (the "Net A/R Amount") determined by deducting the aggregate amount of "Assumed Accounts Payable" related to the Assets at Closing from the aggregate amount of Accounts Receivable related to the Assets at Closing. If the Assumed Accounts Payable exceeds the amount of Accounts Receivable at
Closing, the Purchase Price shall be reduced accordingly.   "Assumed Accounts
Payable", which Buyer agrees to assume as of Closing, and to thereafter pay in the ordinary course of business, shall mean all current trade and accounts payable of SRI and CRI at Closing, which were incurred for the purchase of Inventory (but not including any obligations for Inventory covered or secured by letters of credit) and which are owed to parties that owe Accounts Receivable to CRI and SRI.

          5.4  Closing Date Purchase Price.  Buyer shall pay to Banque Paribas,
               ---------------------------
for the account of Sellers, in immediately available funds and pursuant to written instructions from Banque Paribas, at Closing as the purchase price for the Assets the sum of the Fixed Assets Purchase Price, the Inventory Purchase Price and the Net A/R Amount, as adjusted pursuant to Section 16 hereof and less the Earnest Money Deposit referred to in Section 5.6 hereof (the "Purchase Price").

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          5.5  Allocation of Purchase Price.  Buyer and Sellers have agreed that
               ----------------------------
Exhibit "G" attached hereto sets forth allocation of the Purchase Price among the Assets, other than the Inventories and Net A/R amount, and Buyer and Sellers each severally agree to use such allocation for federal income tax purposes.

          5.6  Earnest Money Deposit.  If Buyer does not notify Sellers by the
               ---------------------
close of business on September 10, 1997, that it is terminating this Agreement pursuant to Section 9 hereof, Buyer shall pay or cause to be paid on September 11, 1997, to Associated First American Title Company of Utah, Inc., as escrow agent (the "Escrow Agent" or the "Title Company") pursuant to the form of Escrow Agreement attached hereto as Exhibit "H" (the "Escrow Agreement"), by wire transfer or other immediately available funds, $250,000 as an earnest money deposit (the "Earnest Money Deposit"). Such Earnest Money Deposit shall be invested by the Escrow Agent in accordance with the Escrow Agreement and shall be applied as provided in this Agreement.

     6.   The Closing.
          -----------

          6.1  Closing and Closing Date.  The Closing (the "Closing") of the
               ------------------------
transactions contemplated hereby shall be held on September 30, 1997, or such later date as may be agreed on by the parties (the "Closing Date"), at 10:00 a.m., Mountain Daylight Time, at the offices of Sellers, or at such other location as the parties may agree.

          6.2  Title, Possession, Risk of Loss. Title, possession and risk of
               -------------------------------
loss or destruction or damage to the Assets shall pass to Buyer as of the Closing.

     7.   Title Insurance, Title Matters and Surveys.
          ------------------------------------------

          7.1  Title Policy.  Sellers shall provide to Buyer at Closing, at
               ------------
Sellers' expense, an owner's title insurance policy or policies with respect to the Refinery Sites and the Refinery Site Improvements, except that the policy covering the real property in Exhibit "A-3" shall be only as to Sellers' contract purchase interest (collectively called the "Title Insurance Properties"), in an aggregate amount equal to the total of the values allocated on Exhibit "G" to the realty and fixed assets included in the Assets (the "Title Insurance Amount"), issued by the Title Company, subject to the "Permitted Title Policy Exceptions" (as defined in Section 7.2 below). If reasonably practicable and not requiring the expenditure of funds, which, together with any funds expended pursuant to Sections 7.2, 8.6 and 8.7 hereof, exceed $25,000 in the aggregate, at Sellers' expense, Sellers shall obtain surveys of the Title Insurance Properties as are necessary to enable the Title Company to delete the survey exception from such title policies, and shall furnish copies of such surveys to Buyer at least thirty (30) days prior to Closing. Sellers shall pay the additional cost of any title insurance premium (based upon the Title Insurance Amount) charged for the deletion of the survey exception with respect to the properties covered thereby. In the event for any reason the title insurance policy or policies contemplated hereunder are issued or required to be issued in an amount in excess of the Title Insurance Amount, any premium payable therefor in excess of the premium

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for a policy for the Title Insurance Amount with survey deletion shall be at the cost and expense of Buyer.

          7.2  Permitted Title Policy Exceptions.  Within ten (10) days of the
               ---------------------------------
parties execution of this Agreement, Sellers will order from the Title Company title policy commitments covering the Refinery Sites and the Refinery Site Improvements. Sellers shall cause the Title Company to deliver to Buyer such title policy commitments (together with legible copies of all documents noted as title exceptions thereon) at least thirty (30) days prior to Closing. In the event either the title policy commitments and/or the surveys to be provided hereunder evidence any encumbrances to the properties required to be covered thereby which are not satisfactory to either Buyer or its lenders in their reasonable judgment, Buyer shall deliver to Sellers within twenty (20) days of receipt of such title policy commitments, surveys and legible copies of all documents noted as title exceptions thereon, notice specifying those encumbrances which are not satisfactory. Sellers covenant and agree that prior to the Closing, Sellers shall use reasonable efforts (not including (i) the expenditure of funds, which, together with any funds expended pursuant to Sections 7.1, 8.6 and 8.7 hereof, exceed $25,000 in the aggregate, or (ii) the institution of any lawsuit) to cause such items to be cured to Buyer's reasonable satisfaction, and to the end that such items shall be removed from the surveys as an encumbrance upon the property covered thereby, and deleted as an exception to title from the title insurance policy to be delivered at the Closing; provided, however, that Buyer's sole remedy for failure of Sellers to cure such title and survey matters, is to terminate this Agreement by notice in writing to Sellers given within ten (10) days after Sellers shall have advised Buyer that they have completed their curative efforts; and upon such termination, no party hereto shall have any further obligations or liabilities hereunder other than Sellers' obligation to refund the Earnest Money Deposit to Buyer. The terms of the foregoing proviso shall control over any representation, warranty or other provision of this Agreement appearing to the contrary. If Buyer fails to exercise its right of termination as hereinabove provided, all uncured or unsatisfied title and/or survey matters revealed by the title commitments and/or surveys will be deemed to have been waived by Buyer. All matters revealed by the title commitments and/or surveys and not objected to by Buyer likewise will be deemed to have been waived by Buyer. All matters deemed to have been waived by Buyer under this Section 7.2 are herein called "Permitted Title Policy Exceptions." Buyer agrees that the existing purchase contract obligation and the existing leases on the real property described in Exhibit "A-3" (the "Cowboy Obligations"), the existing judgment of Texaco against SRI in the original amount of $460,000 (the "Texaco Judgment"), and the California State tax lien, if any, are Permitted Title Policy Exceptions.

     8.   Conduct of Business Prior to Closing.  Sellers each represent,
          ------------------------------------
covenant and agree that from the date hereof to the Closing Date:

          8.1 The operations of the Refineries will be conducted in the usual and ordinary course of business, and the Refinery Site Improvements and the Equipment will be maintained and repaired in the usual and ordinary course.

          8.2 Sellers will use all reasonable efforts to maintain in full force and effect the same or similar insurance policies covering the Assets now in effect, assuming the availability thereof at reasonable premiums.

          8.3 Sellers will promptly notify Buyer of the receipt by a Seller of any written notice or claim of default or breach by such Seller under, or of any termination or cancellation of, or threat of termination or cancellation of, any material Contract, Permit or other material instrument relating to the Refineries or to any of the other Assets.

          8.4 Sellers will promptly notify Buyer of any material loss of, damage to, or disposition of, any of the Assets (other than dispositions in the ordinary course of business).

          8.5 Promptly after receipt of written notice thereof by a Seller, such Seller will give notice to Buyer of any material claim or litigation, threatened or instituted, or any other material adverse event or occurrence involving or affecting any of the Assets.

          8.6 Sellers will take all actions and make all filings which are reasonably necessary to lawfully transfer the Assets to Buyer, except for filings in connection with approvals or consents of third parties and governmental agencies customarily made or obtained subsequent to transfer of title and actions and filings customarily made or obtained by a purchaser of assets; provided, however, that Sellers shall not be required to spend funds, which, together with any funds expended pursuant to Sections 7.1, 7.2 and 8.7 hereof, exceed $25,000 in the aggregate, nor shall Sellers be required to initiate any lawsuit, to comply with this covenant.

          8.7 Sellers will comply with or cause to be complied with in all respects all applicable laws, rules, regulations and orders of all Federal, State and local governments or governmental agencies the violation of which, singly or in the aggregate, would have a material adverse effect on the Refineries or on any of the other Assets; provided, however, that Sellers shall not be required to spend funds, which, together with any funds expended pursuant to Sections 7.1, 7.2 and 8.6 hereof, exceed $25,000 in the aggregate to comply with this covenant.

          8.8 Sellers shall not sell, dispose of, distribute, encumber (other than in favor of Banque Paribas) or enter into any agreement or arrangement for the sale, disposition, distribution or encumbrance (other than in favor of Banque Paribas) of any of the Assets (other than in the ordinary course of business) or enter into any transaction, the effect of which would be to materially diminish the value of the Assets.

          8.9 Without the prior written consent of Buyer, Sellers will not (i) enter into any single contract or commitment for capital expenditures involving the Refineries or the other Assets in excess of $50,000 or (ii) enter into or accept any purchase orders, singly or in the aggregate, for crude oil, raw materials, feedstocks, or Refined Product containing obligations to deliver for a period longer than sixty (60) days other than in the ordinary course of business.

     9.   Access to Properties and Records; Due Diligence Review.  From the date
          ------------------------------------------------------
hereof to the Closing Date, Sellers will undertake to keep Buyer advised of all material developments relevant to the consummation of this Agreement and the respective operations of the Refineries and the businesses related thereto, and will provide Buyer, and Buyer's representatives, advisers, lenders, consultants, appraisers, engineers and other experts, with full access during normal business hours to (i) the Refinery Sites, Refinery Site Improvements, Equipment, and Pipeline Interests, for the purpose of conducting such inspections, tests, and assessments as Buyer shall deem appropriate to determine the physical and environmental condition thereof; (ii) the Inventory, Material and Supplies, Contracts, Books and Records, and Permits; and (iii) Sellers' personnel familiar with the foregoing. The results of the inspections, tests and assessments referred to above must be acceptable to Buyer in its sole judgment and discretion. Not later than the close of business on September 10, 1997, Buyer may notify Seller in writing that it is not satisfied with the results of its inspections, tests and assessments and that it is terminating this Agreement.

     10.  Personnel, Employment Arrangements and Employee Benefits.
          --------------------------------------------------------

          10.1 Personnel.  Buyer intends to offer employment to substantially
               ---------
all hourly and salaried employees of CRI and SRI who are actively employed full time in the operation of the Refineries and the other Assets on the Closing Date. No Seller shall take any action prior to the Closing Date, except dismissal for cause, which would prevent or hinder any of CRI's and SRI's employees' availability for employment by Buyer. Sellers shall provide Buyer with relevant information to the extent permitted by law with respect to such employees and assist Buyer in effecting their change of employment. Such employees who accept offers of employment by Buyer on the Closing Date shall be referred to hereinafter collectively as the "Buyer's Employees."

          10.2 Employee Rights.  Nothing herein expressed or implied shall
               ---------------
confer upon any current employee of Sellers, including those who become a Buyer's Employee, or any legal representatives thereof, any rights or remedies, including any right to employment with Buyer or, in the case of a Buyer's Employee, any right to continued employment with Buyer for any specified period.

     11.  Representations and Warranties of Sellers.  Sellers represent and
          -----------------------------------------
warrant to Buyer as follows:

          11.1 Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation and each Seller is duly qualified to do business and is in good standing in each State where its business operations require such qualification.

          11.2 Subject to the consent of Banque Paribas, each Seller has full power and authority to carry on its business as presently conducted, to execute and deliver this Agreement and all documents and instruments referred to herein or contemplated hereby to be executed by such Seller and to consummate the transactions contemplated herein and thereby, including the full power and authority to sell, assign and transfer the Assets to Buyer hereunder.

          11.3 Subject to the consent of Banque Paribas, this Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligations of such Seller enforceable in accordance with its respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          11.4 With the consent of Banque Paribas, the execution and delivery of this Agreement and such other documents and instruments referred to herein or contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and the performance by each Seller of its obligations hereunder and thereunder, will not violate or conflict with any provision of such Seller's Articles or Certificate of Incorporation or By-Laws or result in the breach of or constitute a default under any contract, agreement, commitment or other instrument of any kind to which such Seller is a party or by which it is bound.

          11.5 Other than Banque Paribas' consent and the filing under the H-S-R Act (and the expiration or termination of the waiting period thereunder) as contemplated by Section 13.1 hereof, no approval, consent or other order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Sellers of this Agreement or the other documents and instruments referred to herein or contemplated hereby to be executed by Sellers. There are no prior consents, rights or preferential purchase right or rights of first refusal in third parties with respect to any of the Assets.

          11.6 Except for those liens, mortgages and encumbrances which will be released incident to Closing, Sellers have, and shall at the Closing have, full legal and beneficial title to all of the Assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts and encumbrances, except for Permitted Encumbrances. As used in this Agreement, the term "Permitted Encumbrances" shall mean the following:

               11.6.1 Liens for taxes or assessments not yet due or delinquent or, if delinquent, that are being contested in good faith in the normal course of business.

               11.6.2 All rights to consent by, required notices to, filing with, or other actions by governmental entities in connection with the sale or conveyance of the Assets, if the same are customarily obtained subsequent to such sale or conveyance and neither Seller nor Buyer has no reason to believe they cannot be obtained.

               11.6.3  The Permitted Title Policy Exceptions.

               11.6.4 Rights reserved to or vested in any governmental authority.

               11.6.5 Easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights of record in the Assets for the purpose of surface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment which will not materially impair the rights held by Buyer or the use and enjoyment of the Assets.

                11.6.6 Zoning, planning and environmental laws and ordinances and municipal regulations.

                11.6.7 Vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any of the Assets in respect of obligations which are not yet due, or which are being contested in good faith by appropriate proceedings by or on behalf of Seller and are listed on Exhibit "I" attached hereto.

                11.6.8  Those matters described on Exhibit "J" attached hereto.

          11.7 The Proprietary Rights will afford Buyer the right to use all technology, proprietary information, know-how, computer software and programs and patented ideas, designs or inventions necessary for the operation of the Refineries as presently operated.

          11.8 Except as described on Exhibit "K" attached hereto, Sellers' employees involved in the operations of the Refineries and the businesses related thereto or the other Assets are not subject to any collective bargaining agreements, nor are they represented by any labor union; there are no unfair labor practice charges or complaints pending against any of the Sellers by such employees; and, to the best knowledge of Sellers, there are no organizational efforts currently underway with respect to such employees.

          11.9 Except as described in Exhibit "K", there are no outstanding obligations, contingent or otherwise, covering any employee involved in the operations of the Refineries and the businesses related thereto, or of the other Assets, under any employment or consulting agreement or under any executive compensation plan, agreement or arrangement maintained by any Seller, other than an accrued vacation plan, and there are no written and filed claims or disputes outstanding under any such plan, agreement or arrangement.

          11.10 The Assets transferred to Buyer include all of the material assets and properties, real, personal, tangible and intangible, which are currently being used in the operations conducted by the Refineries and the Pipeline Interests at the date of this Agreement or on the Closing Date.

          11.11 The Refineries have been operated in accordance with standard industry practices and procedures and the Refinery Site Improvements, Equipment and Pipeline Interests have been maintained in a state of repair to be adequate for normal operations and are in good working order.

          11.12 Other than the transactions with Union Pacific Fuels, Inc. referred to in Exhibit "F-1", on the date hereof there are no, and on the Closing Date there shall not be any, obligations to deliver any Refined Product on or after the Closing Date without then or thereafter receiving full payment therefor.

          11.13 All Permits are in full force and effect on the date hereof and shall be in full force and effect on the Closing Date.

          11.14 No Seller is in default (other than under its agreements with Banque Paribas) under any lease, contract or agreement, undertaking, commitment, judgment, order or decree of any court or any government agency or instrumentality relating to or affecting any of the Assets under which any party is or may be entitled to assert any rights against any of the Assets.

          11.15 To each Seller's best knowledge, except as described on Exhibit "L" attached hereto, (i) Sellers are in substantial compliance in all material respects with all applicable environmental laws with respect to the Assets; (ii) Sellers have not received any inquiry or notice, other than an inquiry or notice that has been fully and finally resolved, nor do Sellers have any reason to believe they will receive any inquiry or notice, that alleges that Sellers are not now, or in the past have not been, in compliance with all applicable environmental laws with respect to the Assets; (iii) there are no materials of environmental concern on, in, or about the Assets other than as allowed by environmental laws and no conditions exist on, in, or about the Assets that could give rise to liabilities, potential liabilities or claims under environmental laws or common law; (iv) Sellers have not caused or allowed materials of environmental concern to migrate from the Assets upon or beneath other properties, except as permitted by environmental laws; (v) there are no underground storage tanks on the Assets and Sellers have not transported, disposed, or arranged for disposal, reclamation, recycling, or sale of materials of environmental concern from the Assets to other properties, other than as allowed by environmental laws; and (vi) Sellers have not transported, disposed, stored offsite, or arranged for disposal, reclamation, recycling, or sale of materials of environmental concern from the Assets that could give rise to liabilities, potential liabilities or claims under environmental laws or common law.

          11.16 Except as described on Exhibit "M" attached hereto, there are no claims, demands, lawsuits, actions or other proceedings pending or threatened against the Assets.

          11.17 Sellers have incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

     12.  Representations and Warranties of Buyer.  Buyer represents and
          ---------------------------------------
warrants to Sellers as follows:

          12.1 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and is duly qualified to do business and is in good standing in the States where its business operations require such qualification.

          12.2 Buyer has full power and authority to carry on its business as presently conducted and, to execute and deliver this Agreement and all documents and instruments referred to herein or contemplated hereby to be executed by Buyer and to consummate the transactions contemplated herein and thereby, including the full power and authority to accept the assignment of the Assets from Sellers hereunder.

          12.3 This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          12.4 The execution and delivery of this Agreement and such other documents and instruments referred to herein or contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, and the performance by Buyer of its obligations hereunder and thereunder, will not violate or conflict with any provision of Buyer's Articles or Certificate of Incorporation or By-Laws or result in the breach of or constitute a default under any contract, agreement, commitment or other instrument of any kind to which such Buyer is a party or by which it is bound.

          12.5 Other than the filing under the H-S-R Act (and the expiration of termination of the waiting period thereunder) as contemplated by Section 13.1 hereof, no approval, consent or other order or action of or filing with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Buyer of this Agreement or the other documents and instruments referred to herein or contemplated hereby to be executed by Buyer.

          12.6 Buyer has incurred no liability, contingent or otherwise, for broker's or finder's fees or commissions relating to the transactions completed by this Agreement for which Sellers shall have any responsibility whatsoever.

     13.  Actions by the Parties.  The parties respectively covenant and agree
          ----------------------
as follows with respect to the period commencing on the date of this Agreement and ending on the Closing Date:

          13.1  Notices and Consents.  Each of the parties will promptly file
                --------------------
any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "H-S-R Act"), will join in a request for early termination under the H-S-R Act and use its reasonable best efforts to obtain such termination, and will make any further filings pursuant thereto that may be necessary in connection therewith. Each Party will furnish the other Party with copies of any of its filings under the H-S-R Act at the time such filings are made.

          13.2  Actions by the Parties.  Each of the parties agrees to use its
                ----------------------
reasonable best efforts to satisfy the covenants set forth in Section 8 hereof and the conditions to Closing set forth in Section 14 hereof, including, but not limited to, the obtaining of necessary consents and permits, and to refrain from taking any action within its control which would cause a breach of a representation or warranty set forth herein; provided, however, that neither Sellers nor Buyer shall be required to expend any funds or incur any costs to prevent or cure a breach of the representations and warranties set forth in Sections 11 and 12, respectively, hereof.

     14.  Conditions to Closing.
          ---------------------

          14.1  Conditions Precedent to Obligations of Buyer.  The obligation of
                --------------------------------------------
Buyer to consummate the transactions contemplated by this Agreement shall be subject to satisfaction or waiver by Buyer prior to or at the Closing of all of the following conditions:

                14.1.1 Sellers shall have complied in all material respects with all of their respective agreements and covenants contained herein to be performed at or prior to Closing and all of the representations and warranties of Sellers contained herein shall be accurate in all respects when made and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing and Buyer shall have received an officer's certificate from each Seller to such effect.

                14.1.2 Sellers shall have provided to Buyer a written opinion from Parsons Behle & Latimer, dated the Closing Date, substantially in the form of Exhibit "N" attached hereto. In rendering such opinion, counsel may rely to the extent deemed appropriate on the certificates of officers of Sellers and of public officials as to matters of fact and authenticity of documents and on opinions of counsel in other States as to questions under the laws of such States and on opinions of counsel to each of the Sellers with respect to matters relating to such entity.

                14.1.3 No casualty, loss or damage in an amount exceeding $100,000 shall have occurred prior to the Closing Date to the Assets unless Sellers shall have either repaired or replaced such lost or damaged property. In the event of such casualty loss or damage for which insurance proceeds are received prior to Closing, should the Closing occur, such proceeds shall be paid to the Buyer at Closing, unless such loss or damage has been repaired, in which event, such proceeds shall be retained by Sellers. In the event there is a claim by Sellers for insurance proceeds relating to the Assets which claim has not been paid or the loss or damage repaired as of the Closing Date, Sellers shall assign their rights to such claim to the Buyer at the Closing.

                14.1.4 Buyer shall have received the commitment for title insurance and the owner's policy or policies of title insurance providing coverage in the Title Insurance Amount as specified in Section 7 (or shall have been furnished with evidence to the satisfaction of Buyer in its reasonable judgment that such title policy or policies will be forthcoming in due course).

                14.1.5 All material documents, instruments and agreements required to be executed and delivered by Sellers at the Closing as contemplated hereby shall have been duly executed and delivered by Sellers and shall have been received.

                14.1.6 All applicable waiting periods (and any extensions thereof) under the H-S-R Act shall have expired or otherwise been terminated.

                14.1.7 All other consents and approvals of third parties or any regulatory body or authority, whether required contractually or by applicable Federal, State or local law, necessary for the execution, delivery and performance of this Agreement by the Sellers, and the transfer of the Assets to Buyer to permit the Buyer to operate the Refineries and the Pipeline Interests in the same manner in all material respects as such facilities are currently operated by Sellers, except for approvals of governmental agencies customarily obtained subsequent to transfer of title, shall have been delivered to Buyer in form and substance satisfactory to Buyer at least two (2) business days prior to the Closing Date and shall not have been withdrawn or revoked.

                14.1.8 All ad valorem and other taxes assessed against the Refineries, the Pipeline Interests, and the other Assets for the year 1996 and all prior years shall have been paid.

                14.1.9 There shall have been no material adverse change since the date hereof in the respective businesses conducted at Refineries or in the financial condition or results of operations thereof except for changes brought about by factors affecting the refinery business in general.

                14.1.10 Buyer shall have received the executed consent from Banque Paribas to the sale contemplated by this Agreement and Banque Paribas' commitment to release its lien on the Assets upon Closing, subject to the terms and conditions set forth in such consent and commitment, in the form attached hereto as Exhibit "O".

                14.1.11 The Escrow Agent or Buyer shall have received instruments, in form reasonably satisfactory to Buyer's counsel, evidencing the release, effective the Closing Date, of any indebtedness, obligation or other encumbrance burdening the Assets, other than Permitted Encumbrances, including Banque Paribas' lien on the Assets.

          14.2  Conditions Precedent to Obligations of Sellers.  The obligations
                ----------------------------------------------
of Sellers to consummate the transactions contemplated by this Agreement shall be subject to satisfaction or waiver by each Seller at or prior to the Closing of all of the following conditions:

                14.2.1 Buyer shall have complied in all material respects with all of its agreements and covenants contained herein to be performed at or prior to the Closing, and all the representations and warranties of Buyer contained herein shall be accurate in all material respects when made and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing and Sellers shall have received an officer's certificate from Buyer to such effect.

                14.2.2 Buyer shall have paid Banque Paribas for the account of Sellers the Purchase Price.

                14.2.3 Buyer shall have provided to Sellers a written opinion from Welborn Sullivan Meck & Tooley, P.C., dated the Closing Date, substantially in the form of Exhibit "P" attached hereto. In rendering such opinion, counsel may rely to the extent deemed appropriate on the certificates of officers or employees of Buyer and of public officials as to matters of fact and authenticity of documents and on opinions of counsel in other States as to questions under the law of such States.

                14.2.4 All material documents, instruments and agreements required to be executed and delivered by Buyer at Closing as contemplated hereby shall have been duly executed and delivered by Buyer and shall have been received.

                14.2.5 The cost to Sellers of the title insurance contemplated hereunder shall not exceed the cost of a title insurance policy in the Title Insurance Amount.

                14.2.6 All applicable waiting periods (and any extensions thereof) under the H-S-R Act shall have expired or otherwise been terminated.

                14.2.7 The consents and approvals referred to in Section 14.1.7 shall have been obtained and shall not have been withdrawn or revoked at Closing.

                14.2.8 Buyer shall have received, the consent and commitment from Banque Paribas referred to in Section 14.1.10.

          14.3  Absence of Litigation.  The obligations of the parties hereto to
                ---------------------
consummate the transactions contemplated by this Agreement shall be subject to the existence as of the Closing of the following conditions:

                14.3.1 None of the parties hereto shall be prohibited by any order, writ, injunction or decree of any governmental body from consummating the transactions contemplated by this Agreement or in connection herewith, and no action or proceeding shall then be pending which questions the validity of this Agreement, any of the transactions contemplated hereby or in connection herewith, or any action which has been taken by any of the parties in connection herewith or in connection with any of the transactions contemplated hereby or in connection therewith.

                14.3.2 There shall not be pending any legal proceedings seeking to prohibit the consummation of the transactions contemplated by this Agreement or to obtain substantial damages from any party with respect thereto.

     15.  Closing.  At Closing, the parties shall deliver the following
          -------
documents and the following events shall occur:

          15.1 Sellers shall deliver or cause to be delivered to the Title Company or the Buyer:

                15.1.1 Executed (i) Assignments, Bills of Sale, Conveyances, substantially in the form attached as Exhibit "Q" attached hereto (the "Assignments"), (ii) Special Warranty Deeds substantially in the form attached as Exhibit "R" hereto, (iii) an Assumption Agreement (covering the Assumed Obligations), substantially in the form attached as Exhibit "S" hereto, ; and (iv) such other instruments as may be required to convey the Assets to Buyer and otherwise effectuate the transactions contemplated by this Agreement. Each such instrument shall be executed in sufficient counterparts to facilitate recording. Seller shall convey to Buyer all of Seller's right, title and interest in the Assets, subject to the Permitted Encumbrances. The Assignments shall provide that ALL PERSONAL PROPERTY, MACHINERY, FIXTURES, EQUIPMENT AND MATERIALS CONVEYED THEREBY ARE SOLD AND ASSIGNED AND ACCEPTED BY BUYER IN THEIR "WHERE IS, AS IS" CONDITION, WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED OR STATUTORY, OF MARKETABILITY, QUALITY, CONDITION, MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE OR USE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.

                15.1.2 The Officer's Certificates referred to in Section 14.1.1 hereof.

                15.1.3 The opinion of counsel referred to in Section 14.1.2 hereof.

          15.2 Buyer shall deliver or cause to be delivered to Banque Paribas or the Sellers:

                15.2.1  The Purchase Price.

                15.2.2 The Officer's Certificate referred to in Section 14.2.1 hereof.

                15.2.3 The opinion of counsel referred to in Section 14.2.3 hereof.

          15.3 Buyer and Sellers shall execute and deliver a preliminary settlement statement, in the form attached hereto as Exhibit "T" (the "Preliminary Settlement Statement"), prepared by Sellers and confirmed by Buyer which sets forth the Purchase Price, as adjusted pursuant to Section 16 hereof, reflecting such adjustments and the calculation used to determine such Purchase Price.

          15.4 Within ten (10) days after Closing, Sellers shall deliver to Buyer the Contracts and the Books and Records. Sellers shall be entitled to keep copies of such Contracts and Books and Records for their files.

     16.  Taxes.  All ad valorem, real property taxes, personal property taxes
          -----
and similar obligations shall be prorated between Sellers and Buyer on an estimated basis as of the Closing and the Purchase Price shall be adjusted at the Closing accordingly. The Purchase Price shall not be reduced by any sales taxes or other transfer taxes and Buyer shall be liable for any such taxes, as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamp or taxes imposed upon the sale of the Assets. If Sellers are required by applicable State law to report and pay these taxes or fees, Buyer shall promptly deliver a check to Banque Paribas, for the account of Sellers, in full payment.

     17.  Apportionment of Liabilities and Obligations.
          --------------------------------------------

          17.1 Upon Closing, Buyer shall assume and pay for, fulfill and discharge all costs, expenses, liabilities and obligations accruing or relating to the owning, operating or maintaining of the Assets or the transporting and marketing of Refined Product, relating to periods on and after the Closing, including without limitation, environmental obligations and liabilities, offsite liabilities associated with the Assets, taxes, and all obligations arising under agreements covering or relating to the Assets and shall assume, by executing the Assumption Agreement, the obligation to pay the Assumed Obligations (collectively, the "Post-Effective Time Liabilities").

          17.2  Upon Closing, except as provided to the contrary in Sections 1,
5.3 and 16 hereof and except for Permitted Encumbrances, Sellers shall assume and be liable for all costs, expenses, liabilities and obligations accruing or relating to the owning, operating or maintaining of the Assets or the transporting, and marketing of Refined Product, relating to periods before the Closing, including without limitation, environmental obligations and liabilities, offsite liabilities associated with the Assets, and all obligations arising under agreements covering or relating to the Assets not assumed by Buyer (collectively, the "Pre-Effective Time Liabilities").

     18.  Indemnification.  For the purposes of this Agreement, "Losses" shall
          ---------------
mean any actual loss, cost and expense (including reasonable fees and expenses of attorneys, technical experts and expert witnesses), liability, and damage (including those arising out of demands, suits, sanctions of every kind and character); provided, however, that in no event shall "Losses" be deemed to include consequential damages.

          18.1 Sellers shall indemnify and hold harmless Buyer, its officers, managers, members, employees, representatives, agents, successors and assigns, as applicable, forever, from and against all Losses which arise from or in connection with (i) the Pre-Effective Time Liabilities, and (ii) Sellers' breach of their representations and warranties in this Agreement.

          18.2 Buyer shall indemnify and hold harmless Sellers, and their respective officers, directors, shareholders, employees, representatives, agents, successors and assigns, as applicable, forever, from and against all Losses which arise from and in connection with (i) the Post-Effective Time Liabilities, and (ii) Buyer's breach of its representations and warranties in this Agreement.

          18.3  Third Party Claims.  If a claim by a third party is made against
                ------------------
any of the parties (the "Indemnified Party"), and if the Indemnified Party intends to seek indemnity with respect thereto under this Section 18, the Indemnified Party shall promptly notify the other party or parties (the "Indemnifying Party") of such claims. The Indemnifying Party shall have thirty
(30) days after receipt of such notice to undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith. The Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party; provided, however, the fees and expenses of such counsel shall be borne by the Indemnified Party. So long as the Indemnifying Party, at the Indemnifying Party's cost and expense, (1) has undertaken the defense of, and assumed full responsibility for all Losses with respect to, such claim, and
(2) is reasonably contesting such claim in good faith, by appropriate proceedings, the Indemnified Party shall not pay or settle any such claim. The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon (or constitute an admission of guilt, liability, fault or responsibility for) the Indemnified Party. If, within thirty (30) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder, the Indemnifying Party does not notify the Indemnified Party that it elects, at the Indemnifying Party's cost and expense, to undertake the defense thereof and assume full responsibility for all Losses with respect thereto, or gives such notice and thereafter fails to contest such claim in good faith, the Indemnified Party shall have the right to contest, settle or compromise the claim, but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

     19.  Final Settlement Statement.  As soon as practicable after the Closing,
          --------------------------
but in no event later than ninety (90) days thereafter, Sellers shall prepare and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles, a statement ("Final Settlement Statement") setting forth each adjustment that was not finally determined as of the Closing and showing the calculation of such adjustments. Within thirty (30) days after receipt of the Final Settlement Statement, Buyer shall deliver to Sellers a written report containing any changes that Buyer proposes be made to the Final Settlement Statement. The parties shall undertake to agree with respect to the amounts due for such post-Closing adjustments no later than sixty (60) days after Buyer's receipt of the Final Settlement Statement. Any payments due from a party to another party as a result of the Final Settlement Statement shall be made within five (5) business days after the parties agree on the final amounts due.

     20.  Further Assurances.  After Closing, Sellers and Buyer shall execute,
          ------------------
acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be reasonably necessary or advisable to carry out the purposes and intent of this Agreement and any document, certificate or other instrument delivered pursuant hereto.

     21.  Right of Termination.
          --------------------

          21.1 This Agreement and the transactions contemplated herein may be terminated at any time at or prior to Closing:

                21.1.1  By mutual consent of Sellers and Buyer.

                21.1.2 By Sellers, at Sellers' option, in the event any of the conditions set forth in Sections 14.2 or 14.3 have not been satisfied as provided therein.

                21.1.3 By Buyer, at Buyer's option, in the event any of the conditions set forth in Sections 14.1 or 14.3 have not been satisfied as provided therein.

                21.1.4. By Buyer, at Buyer's option, pursuant to the terms of
     Section 9.

          21.2  In the event of the termination of this Agreement pursuant to
Section 21.1 because of the breach of a party's representations or warranties hereunder, subject to Sections 21.3 and 21.4 hereof, such termination shall be the exclusive remedy for such breach and all rights and obligations of the parties hereunder shall terminate without any liability or responsibility of any party to any other party.

          21.3 If, in the event Sellers willfully refuse to consummate the Closing of the sale of the Assets in accordance with this Agreement notwithstanding the satisfaction of the conditions to Closing set forth in
Section 14.2 hereof, Buyer (i) elects to enforce its rights of purchase as set forth in this Agreement, and (ii) is prevented or delayed from consummating such purchase by reason of Sellers' refusal to consummate the transactions contemplated hereby, Sellers hereby acknowledge and agree that the Assets constitute unique assets, that damages for Sellers' refusal to Close would be difficult or impossible to ascertain, that Buyer has no clear and adequate remedy at law, and that as a remedy for Sellers' refusal Buyer has the right, exercisable in its sole discretion, to demand and obtain specific performance of this Agreement and of Sellers' obligation to consummate the Closing in accordance with the terms of this Agreement and as part of pursuing such remedy of specific performance may pursue such other remedies as the Buyer may have under the terms of this Agreement or at law or in equity.

          21.4 If Closing occurs in accordance with this Agreement, the Earnest Money Deposit, together with any interest accrued thereon to Closing, shall be credited against the Purchase

Price. If (i) Closing does not occur, (ii) this Agreement is terminated pursuant to Section 21.1, and (iii) Buyer is not then in breach of any of its covenants or agreements contained in this Agreement, then the Earnest Money Deposit (if such Earnest Money Deposit has been paid pursuant to Section 5.6 hereof), together with any accrued interest, shall be refunded to Buyer as Buyer's sole remedy hereunder (subject to Section 21.3 hereof). If (i) Closing does not occur and (ii) this Agreement is terminated pursuant to Section 21.1, but Buyer is then in breach of one or more of its covenants or agreements contained in this Agreement, the Earnest Money Deposit, together with any accrued interest, shall be remitted to Banque Paribas, for the account of Sellers, which shall retain such amount as liquidated damages in lieu of all other damages and as Sellers' sole remedy with respect to such breach or breaches .

     22.  Survival.  The representations, warranties and indemnities contained
          --------
in this Agreement shall survive the Closing.

     23.  Expenses.  Buyer and Sellers shall be liable for their respective
          --------
costs and expenses incurred in connection with the transactions contemplated by this Agreement.

     24.  Notices.  All notices under this Agreement shall be in writing and
          -------
addressed as set forth below. Any communication or delivery hereunder shall be deemed to have been duly made and the receiving party charged with notice (i) if personally delivered or faxed, when received, (ii) if mailed, three (3) business days after mailing, certified mail, return receipt requested, or (iii) if sent by overnight courier, one day after sending. All notices shall be addressed as follows:

          If to Sellers:
          -------------

               Crysen Corporation
               Crysen Refining, Inc.
               Sound Refining, Inc.
               2355 South 1100 West
               Woods Cross, Utah 84087
               Attn:     David W. McSwain
               Telephone:  (801) 298-3211
               Fax:  (801) 298-11122

               With a copy to:
               --------------

               Robert H. Hyde, Esq.
               Parsons Behle & Latimer
               201 South Main Street, Suite 1800
               Post Office Box 45898
               Salt Lake City, Utah  84145-0898
               Telephone:  (801) 532-1234
               Fax:  (801) 536-6111

          If to Buyer:
          -----------

               Inland Resources, Inc.
               475 Seventeenth Street, Suite 1500
               Denver, Colorado  80202
               Attn:     Mr. Kyle R. Miller
                         President and C.E.O.
               Telephone:  (303) 292-0900
               Fax:  (303) 595-8515

     Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

     25.  Assignment.  Neither Buyer nor Sellers may assign their respective
          ----------
rights or delegate their respective duties or obligations under the terms of this Agreement without the prior written consent of the other party or parties hereto; provided, however, that Buyer may assign such rights, duties and/or obligations to a direct or indirect subsidiary of Buyer without Sellers' prior consent.

     26.  Press Releases and Public Announcements.  No party shall issue any
          ---------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other parties, which approval shall not be unreasonably withheld; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its reasonable best efforts to advise the other parties prior to making the disclosure).

     27.  Confidentiality.  Buyer and Sellers agree to keep the terms and
          ---------------
conditions of this Agreement, and all proprietary and confidential information exchanged between Buyer and Sellers in connection with this Agreement, confidential and to not disclose the existence of this Agreement without the prior written consent of each of the Parties. The foregoing restrictions shall not apply to disclosures and information to Banque Paribas or which (i) are required to comply with applicable statutes and regulations; (ii) are required to enforce this Agreement; (iii) are required to obtain financing related to the transactions contemplated hereby; (iv) enter the public domain through a third party who does not thereby breach an obligation of confidentiality; or (v) are made in association with press releases issued in accordance with Section 26.

     28.  Binding Effect.  This Agreement shall be binding upon and shall inure
          --------------
to the benefit of the parties hereto and their successors and assigns.

     29.  Complete Agreement.  When executed by the authorized representatives
          ------------------
of Sellers and Buyer, this Agreement, the Exhibits hereto and the documents to be delivered pursuant hereto shall constitute the complete agreement among the parties. This Agreement may be amended only by a writing signed by each of the parties hereto.

     30.  Knowledge.  As used in this Agreement, the term "Knowledge" shall mean
          ---------
the actual knowledge of any fact, circumstance or condition by any officer or manager of Sellers in charge of a discrete business area or function having responsibility for the referenced matter, as such knowledge has been obtained in the performance of their duties in the ordinary course of business after making reasonable and appropriate inquiries.

     31.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     32.  Headings.  The heading of the sections of this Agreement are for
          --------
guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

     33.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         SELLERS:

                         CRYSEN CORPORATION


                         By: ____________________________________________
                         Its:____________________________________________


                         CRYSEN REFINING, INC.


                         By: ____________________________________________
                         Its:____________________________________________


                         SOUND REFINING, INC.


                         By: ____________________________________________
                         Its:____________________________________________

                         BUYER:

                         INLAND RESOURCES INC.



                         By: ____________________________________________
                             Kyle R. Miller
                             President and C.E.O.

                                   EXHIBITS
                                   --------


"A-1", "A-2", "A-3"    Refinery Sites
"B"                    Material Equipment
"C"                    Rolling Stock
"D"                    Terminals and Warehouses
"E"                    Excluded Assets
"F-1"                  Inventory Procedures
"F-2"                  Inventory Values
"G"                    Allocation Schedule
"H"                    Escrow Agreement
"I"                    Contested Liens
"J"                    Permitted Encumbrances
"K"                    Union Representation
"L"                    Environmental Matters
"M"                    Litigation and Claims
"N"                    Seller's Counsel's Opinion
"O"                    Banque Paribas' Consent
"P"                    Buyer's Counsel's Opinion
"Q"                    Assignment, Bill of Sale, Conveyance
"R"                    Special Warranty Deed
"S"                    Assumption Agreement
"T"                    Preliminary Settlement Statement

                          CONSENT REGARDING RELEASE OF
                       TRUST DEED AND SECURITY AGREEMENTS

________________________________________________________________________________


     This Consent Regarding Release of Trust Deed and Security Agreements (this "Consent") is made and entered into this 14th day of July, 1997, by Banque Paribas for and in favor of Inland Resources, Inc. ("Inland"), which hereby accepts and agrees to the terms of this Consent.

                                   RECITALS

     A. Inland has entered into an Asset Purchase and Sale Agreement (the "Sale Agreement", a copy of which is attached hereto as Exhibit "A"), dated the date hereof, with Crysen Corporation, Crysen Refining, Inc., and Sound Refining, Inc. (collectively, "Crysen"), providing for the purchase by Inland of Crysen's refineries located in Woods Cross, Utah and Tacoma, Washington (the "Refineries") and related assets.

     B. Banque Paribas has a first priority lien on the Refineries and all other assets of Crysen.

     C. Inland has requested that Banque Paribas give its consent to the sale contemplated by the Sale Agreement and that Banque Paribas set forth the terms on which it will agree to release its lien on the Assets.

     D. Unless otherwise specified herein, capitalized terms used in this Consent shall have the meanings assigned to them in the Sale Agreement.

                               TERMS OF CONSENT

     Banque Paribas hereby represents to Inland that it is prepared to consent to the sale of the Refineries on the terms set forth in the Sale Agreement and to release its lien on the Assets upon Closing on the following terms and conditions:

     1. The sale of the Assets has been fully effectuated in accordance with the terms of the Sale Agreement on or before September 30, 1997, or such later date as may be agreed to in writing by Banque Paribas in its sole discretion.

     2. The Sale Agreement, each of the Exhibits to be attached thereto, and the Letter Agreement described in paragraph 3 below have not been amended or modified in any respect prior to Closing, nor has any party thereto waived any terms or conditions of the Sale Agreement, any of the Exhibits to be attached thereto, or the Letter Agreement described in paragraph 3 below.

     3. The Exhibits have been finalized and attached to the Sale Agreement, as contemplated by the letter agreement between Crysen and Inland dated the date hereof (The "Letter Agreement", a copy of which is attached hereto as Exhibit "B"), within the time limits set forth in the Letter Agreement, and are in form and substance acceptable to Banque Paribas in its sole discretion. Banque Paribas or its agents must have the opportunity to independently verify the final inventory.

     4. Banque Paribas receives at closing, in consideration for the release of its liens, one hundred percent (100%) of the Fixed Asset Purchase Price (in an amount not less than $7,000,000.00), the Inventory Purchase Price and the Accounts Receivable Purchase Price. All letters of credit issued by Banque Paribas covering inventory not received by Crysen by 12:01 a.m. on the Closing must have been canceled or totally cash collateralized by Inland.

     5. No portion of the Purchase Price is paid or required to be paid to any other creditor or creditors of Crysen. In this regard, Inland agrees that the judgment lien of Texaco Refining and Marketing, Inc., and the State of California tax lien, if any, are Permitted Encumbrances.

     6. Crysen and the shareholders of Crysen Corporation have consented to Banque Paribas's release of its lien on the Assets and have provided Banque Paribas with a general release of any and all claims, causes of action and defenses.

     7. On the date of Closing, the amount received by Banque Paribas with respect to Crysen Refining, Inc.'s and Sound Refining, Inc.'s working capital assets, after repayment of all working capital loans and cancellation of, or full cash collateralization by Crysen (or, with respect to the letters of credit referred to in paragraph 4 above, by Inland) of, all letters of credit, is not less than $3,200,000.00, exclusive of positive cash flow (net profit, plus depreciation, plus non-cash expenses, less capital expenditures) generated by Crysen Refining, Inc. and Sound Refining, Inc., between the date hereof and the date of Closing.

     8. Prior to or at the time of Closing, no portion of the Purchase Price or any other monies or assets of Crysen shall have been paid to any Shareholders of Crysen Corporation or on account of accrued vacation of any Crysen employees.

     9. Inland represents to Banque Paribas that no monies or other consideration have been or will be paid to any person or entity in connection with Inland's purchase of the Assets, other than as set forth in the Sale Agreement.

     10. At Closing, Inland shall provide to Banque Paribas (a) a release of any and all environmental claims relating to the Assets; and (b) an indemnification with respect to environmental claims arising from Inland's ownership or operation of the Assets, in the form attached hereto as Exhibit "C".

     11. Inland acknowledges that Banque Paribas has not made any representations or warranties with respect to Crysen, the Assets, or any of the transactions contemplated by the Sale Agreement and that its decision to purchase the Assets is and will be based on its own due diligence review. Inland agrees that it has not relied and will not rely on any representations, warranties, or information provided by Banque Paribas whatsoever in making the decision to purchase the Assets.

     12. The $250,000.00 Earnest Money Deposit shall be deposited with an escrow agent pursuant to an Escrow Agreement containing terms acceptable to Banque Paribas and which provides for the payment of the Earnest Money Deposit to Banque Paribas in the event that it is forfeited by Inland.

     13. Between the date hereof and Closing, Crysen shall continue to operate the Refineries in accordance with standard industry practices and procedures and in a manner reasonably designed to maximize the profitability of the Refineries and Crysen shall not make any payments or transfer any assets to any individual or entity outside of the ordinary course of its business, or make any prepayments or any payments in advance of any applicable due date. Borrowing Base Reports shall be prepared by Crysen in a manner which is consistent with past practices from the date hereof until Closing.

     14. Between the date hereof and Closing, Crysen shall not make any capital expenditures in excess of $20,000.00 per occurrence, or $50,000.00 in the cumulative, without the prior written consent of Banque Paribas and shall only make those capital expenditures that are actually necessary to maintain the safety of the Refineries or to avoid deterioration of the condition of the Refineries prior to the date of Closing.

     15. Nothing contained herein shall be deemed to require Banque Paribas to make advances or to extend credit to Crysen between the date hereof and Closing and Banque Paribas reserves the right to exercise any and all rights and remedies pursuant to the Credit Agreement dated January 31, 1995 between Banque Paribas and Crysen, or any associated notes, trust deeds, security agreements, guarantees, documents, or agreements (collectively, the "Credit Documents"), including, but not limited to, the rights (a) to accelerate Crysen's obligations, (b) to foreclose on any or all of the Assets or other assets of Crysen, or (c) to exercise any other rights with respect to the Assets, in any of which events Banque Paribas may terminate this Consent by providing written notice to Inland. This Consent does not modify in any respect any of Crysen's obligations under any of the Credit Documents, nor does it modify in any respect, or impose any limitation whatsoever on, Banque Paribas's rights and remedies under any of the Credit Documents. Banque Paribas does not waive any rights or remedies under any of the Credit Documents and hereby expressly reserves any and all such rights and remedies.

     16. Banque Paribas and Inland agree to keep the terms and conditions of this Consent confidential and to not disclose such terms and conditions without the prior written consent of each of the parties. The forgoing restrictions shall not apply to disclosures and information which (i) are required to comply with applicable statutes and regulations; (ii) are required to enforce this Consent; or (iii) enter the public domain through a third party who does not thereby breach an obligation of confidentiality.

     17. In addition to Banque Paribas's right to terminate this Consent pursuant to paragraph 15 above, In the event of a breach by any person or entity of any of the terms or conditions set forth in this Consent, or in the event that it becomes apparent to Banque Paribas that any of the terms or conditions set forth in this Consent will not be satisfied by September 30, 1997, Banque Paribas may terminate this Consent by providing written notice to Inland not less than five (5) days prior to the effective date of such termination.

     18. Whenever Inland provides any notice to Crysen pursuant to the Sale Agreement, or whenever Inland receives any notice from Crysen, Inland shall simultaneously provide a copy of such notice to Banque Paribas.

     19. This Consent is given only for the benefit of Inland and may not be relied upon by any other individual or entity for any purpose whatsoever.

     20. This Consent may be executed in multiple counterparts which, when taken together, shall constitute a fully executed document.

     21.  This consent consists of four (4) pages, including the signature page.

     IN WITNESS WHEREOF, this Consent Regarding Release of Trust Deed and Security Agreements is executed on the date and year first set forth above.


                              BANQUE PARIBAS

                              By: __________________
                              Its: _________________

                              By: __________________
                              Its: _________________


                      ACCEPTANCE BY INLAND RESOURCES, INC.


     The terms of the foregoing Consent Regarding Release of Trust Deed and Security Agreements are hereby agreed to and accepted on the date and year first set forth above.


                              INLAND RESOURCES, INC.

                              By: _________________
                              Its: ________________

                                 AMENDMENT TO
                       ASSET PURCHASE AND SALE AGREEMENT

________________________________________________________________________________

     This Amendment to Asset Purchase and Sale Agreement (this "Amendment") is made and entered into this 12th day of September, 1997, by Crysen Corporation, Crysen Refining, Inc., and Sound Refining, Inc. (collectively, "Sellers"), and Inland Resources, Inc. ("Buyer").

                                   RECITALS

     A. Buyer and Sellers entered into an Asset Purchase and Sale Agreement (the "Sale Agreement", the terms of which are incorporated herein by this reference), dated July 14, 1997 providing for the purchase by Buyer of Sellers' refineries located in Woods Cross, Utah and Tacoma, Washington (the "Refineries") and related assets.

     B.   Buyer and Sellers wish to amend the Sale Agreement.

     C. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Sale Agreement.

                              TERMS OF AMENDMENT

     For valuable consideration, the receipt of which is hereby acknowledged, Buyer and Sellers agree as follows.

     1.   The Sale Agreement is hereby amended as follows:

          a. Crysen Corporation is deleted from the definitions of "Seller" and "Sellers," which terms shall hereafter mean CRI and SRI, individually as "Seller" and collectively as "Sellers."

          b. Paragraph 5.1 of the Sale Agreement is amended to read as follows:

     The purchase price for the Assets, other than the Inventories and the Net A/R Amount, shall be Seven Million Dollars ($7,000,000.00), subject to an increase (or reduction) from $7,000,000.00, by an amount equal to the reduction (or increase) in the Net Borrowing Base Liquidation Value (as defined on Exhibit "A" attached to this Amendment), as of 12:01 a.m. on the Closing Date, from the Net Borrowing Base Liquidation Value as of 11:59 p.m. on September 30, 1997.

          c. Paragraph 5.6 of the Sale Agreement is amended to read as follows:

     Buyer shall pay or cause to be paid on or prior to September 15, 1997, to Banque Paribas, for the account of Sellers, by wire transfer or immediately available funds, a $250,000.00 down payment, which down payment shall not be refundable to Buyer, under any circumstances, notwithstanding Paragraph
     21.4 or any other provisions of this Agreement, unless (a) all conditions set forth in the Consent described in Paragraph 14.1.10 below, as amended, have been satisfied; and (b) Banque Paribas refuses to give its consent to
                          ---
     the sale of the Refineries. In addition, Buyer shall pay or cause to be paid on or prior to October 1, 1997, to Banque Paribas, for the account of Sellers, by wire transfer or immediately available funds, a $1,000,000.00 down payment, which down payment shall not be refundable to Inland, under any circumstances, unless (a) all conditions set forth in the Consent described in Paragraph 14.1.10 below, as amended, have been satisfied; and
                                                                            ---
     (b) Banque Paribas refuses to give its consent to the sale of the Refineries. The term "Earnest Money Deposit," as used in this Agreement shall mean the $250,000.00 nonrefundable down payment, the $1,000,000.00 nonrefundable down payment, and any other down payments made by Buyer.

          d. Paragraph 6.1 of the Sale Agreement is amended to read as follows:

     The Closing (the "Closing") of the transactions contemplated hereby shall be held on or prior to December 24, 1997 (the "Closing Date"), at 10:00 a.m., Mountain Standard Time, at the offices of Sellers, or at such other location as the parties may agree.

          e. Paragraph 19 of the Sale Agreement is amended by adding the following to the end of such paragraph:

     Banque Paribas shall simultaneously be provided with copies of the Final Settlement Statement, Buyer's written report and any other documents or correspondence exchanged between Buyer and Sellers relating to the Final Settlement Statement. Any payments by Buyer as a result of the Final Settlement Statement shall be paid to Banque Paribas, for the account of Sellers.

          f. Paragraph 21.4 of the Sale Agreement is amended by replacing the second sentence thereof with the following:

     If (i) Closing does not occur, (ii) this Agreement is terminated pursuant to Section 21.1, (iii) Buyer is not then in breach of any of the covenants or agreements contained in this Agreement, (iv) all conditions set forth in the Consent described in Paragraph 14.1.10 above, as amended, have been satisfied; and (v) Banque Paribas refuses to give its consent to the sale
                ---
     of the Refineries, then the Earnest

     Money Deposit (if such Earnest Money Deposit has been paid pursuant to Section 5.6 hereof), together with any accrued interest, shall be refunded to Buyer as Buyer's sole remedy hereunder (subject to Section 21.3 hereof).

     2. Except as expressly amended by Section 1 above, and notwithstanding the provisions of the letter agreement among the parties dated July 14, 1997, the Sale Agreement shall remain in full force and effect as originally executed.

     3. The Exhibits to the Sale Agreement shall be finalized and approved by Sellers and Buyer, and in form and substance acceptable to Banque Paribas, by not later than September 24, 1997.

     4. The filings and requests to be made pursuant to Section 13.1 of the Sale Agreement shall be made not later than October 24, 1997.

     5.   Buyer hereby notifies Sellers that it is not terminating the Sale
                                                   ---
Agreement pursuant to Paragraph 9 thereof. Buyer hereby waives any right it may have to terminate the Sale Agreement pursuant to Paragraph 9 of the Sale Agreement.

     6. This Amendment may be executed in multiple counterparts which, when taken together, shall constitute a fully executed document.

     IN WITNESS WHEREOF, this Amendment to Asset Purchase and Sale Agreement is executed on the date and year first set forth above.

                              CRYSEN CORPORATION

                              By: __________________
                              Its:__________________

                              CRYSEN REFINING, INC.

                              By: __________________
                              Its:__________________

                              SOUND REFINING, INC.

                              By: __________________
                              Its:__________________

                              INLAND RESOURCES, INC.

                              By: __________________
                              Its:__________________

                                 AMENDMENT TO
                         CONSENT REGARDING RELEASE OF
                      TRUST DEED AND SECURITY AGREEMENTS

________________________________________________________________________________

     This Amendment to Consent Regarding Release of Trust Deed and Security Agreements (this "Amendment") is made and entered into this 12th day of September, 1997, by Banque Paribas for and in favor of Inland Resources, Inc. ("Inland"), which hereby accepts and agrees to the terms of this Consent.

                                   RECITALS

     A. Inland has entered into an Asset Purchase and Sale Agreement (the "Sale Agreement"), dated July 14, 1997, with Crysen Corporation, Crysen Refining, Inc. ("CRI"), and Sound Refining, Inc. ("SRI") (Crysen Corporation, CRI and SRI are hereafter collectively referred to as "Crysen"), providing for the purchase by Inland of Crysen's refineries located in Woods Cross, Utah and Tacoma, Washington (the "Refineries") and related assets.

     B. Banque Paribas has a first priority lien on the Refineries and all other assets of Crysen.

     C. Pursuant to a Consent regarding Release of Trust Deed and Security Agreement dated July 14, 1997 (the "Consent"), between Banque Paribas and Inland, and subject to the terms and conditions thereof, Banque Paribas gave its consent to the sale contemplated by the Sale Agreement and Banque Paribas set forth the terms on which it would agree to release its lien on the Assets. The terms of the Consent are incorporated herein by this reference.

     D. Inland has entered into an Amendment to the Sale Agreement (the "Sale Agreement Amendment," a copy of which is attached hereto as Exhibit "A"), dated the date hereof, with Crysen, providing for, among other things, an extension of the closing deadline.

     E. Inland has requested that Banque Paribas amend the Consent so as to give its consent to the sale contemplated by the Sale Agreement, as amended by the Sale Agreement Amendment.

     D. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Sale Agreement, as amended by the Sale Agreement Amendment.

                         TERMS OF AMENDMENT TO CONSENT

     1. Banque Paribas hereby represents to Inland that it is prepared to consent to the sale of the Refineries on the terms set forth in the Sale Agreement, as amended by the Sale
           ----------------------

Agreement Amendment, and to release its lien on the Assets upon Closing, on the
-------------------
terms and conditions set forth in the Consent, as amended by the amendments set
                                               --------------------------------
forth below:
-----------

          a. All references to the "Sale Agreement" in the Consent and in this Amendment shall mean the Sale Agreement, as amended
                                                          ----------
     by the Sale Agreement Amendment.
     -------------------------------

          b.   Paragraph 1 of the Consent is amended to read as follows:

     The sale of the Assets has been fully effectuated in accordance with the terms of the Sale Agreement on or before December 24, 1997, or such later date as may be agreed to in writing by Banque Paribas in its sole discretion. As provided in amended paragraph
     5.1 of the Sale Agreement, the Fixed Asset Purchase Price shall be increased (or reduced) from $7,000,000.00, by an amount equal to the reduction (or increase) in the Net Borrowing Base Liquidation Value (as defined on Exhibit "B" attached hereto), as of 12:01 a.m. on the Closing Date, from the Net Borrowing Base Liquidation Value as of 11:59 p.m. on September 30, 1997. In addition, if at any time or times prior to Closing, the Net Borrowing Base Liquidation Value, as determined from time to time, falls more than $500,000.00 below the Net Borrowing Base Liquidation Value as of 11:59 p.m. on September 30, 1997, Inland shall, upon demand by Banque Paribas, pay to Banque Paribas, for the account of CRI and SRI, an additional down payment or down payments toward the Purchase Price, in an amount equal to the amount by which the Net Borrowing Base Liquidation Value falls more than $500,000.00 below the Net Borrowing Base Liquidation Value as of 11:59 p.m. on September 30, 1997, which down payment(s) shall not be refundable to Inland, under any circumstances, unless (a) all conditions set forth in the Consent, as amended by this Amendment, have been satisfied; and
                                                                 ---
     (b) Banque Paribas refuses to give its consent to the sale of the Refineries.

          c.   Paragraph 3 of the Consent is amended to read as follows:

     The Exhibits to the Sale Agreement have been finalized and approved by CRI, SRI and Inland, and the Exhibits are in form and substance acceptable to Banque Paribas, by not later than September 24, 1997. Banque Paribas or its agents must have the opportunity to independently verify the final inventory.

          d.   Paragraph 4 of the Consent is amended to read as follows:

     Banque Paribas receives at closing, in consideration for the release of its liens, one hundred percent (100%) of the Fixed Asset Purchase Price (in an amount not less than $7,000,000.00, plus or minus any adjustments required pursuant to amended paragraph 5.1 of the Sale Agreement), the Inventory Purchase Price and the Accounts Receivable Purchase Price. All letters of credit issued by Banque Paribas covering inventory not received by CRI or SRI by 12:01 a.m. on the Closing must have been canceled or totally cash collateralized by Inland.

          e.   Paragraph 12 of the Consent is amended to read as follows:

     The $250,000.00 Down Payment referred to in amended paragraph 5.6 of the Sale Agreement, shall be paid to Banque Paribas, for the account of CRI and SRI, on or before September 15, 1997, and shall not be refundable to Inland, under any circumstances, unless (a) all conditions set forth in the Consent, as amended by this Amendment, have been satisfied; and (b) Banque Paribas
                                          ---
     refuses to give its consent to the sale of the Refineries. The $1,000,000.00 Down Payment referred to in paragraph 5.6 of the Sale Agreement, shall be paid to Banque Paribas, for the account of CRI and SRI, on or before October 1, 1997, and shall not be refundable to Inland, under any circumstances, unless (a) all conditions set forth in the Consent, as amended by this Amendment, have been satisfied; and (b) Banque Paribas refuses to
                                     ---
     give its consent to the sale of the Refineries.

          f.   Paragraph 17 of the Consent is amended to read as follows:

     In addition to Banque Paribas's right to terminate this Consent pursuant to paragraph 15 above, in the event of a breach by any person or entity of any of the terms or conditions set forth in this Consent, as amended by this Amendment, or in the event that it becomes apparent to Banque Paribas that any of the terms or conditions set forth in the Consent, as amended by this Amendment, will not be satisfied by December 24, 1997, Banque Paribas may terminate this Consent, as amended by this Amendment, by providing written notice to Inland not less than five (5) days prior to the effective date of such termination.

          g.   A new paragraph 22 is added to the Consent to read as follows:

     All filings and requests to be made pursuant to Section 13.1 of the Sale Agreement have been made on or prior to October 24, 1997, or such later date as is previously approved in writing by Banque Paribas.

     2. Except as expressly amended by Section 1 above, the Consent shall remain in full force and effect as originally executed.

     3. Inland hereby restates each of the representations and acknowledgments made in the Consent.

     4. Nothing contained in this Amendment shall be deemed to require Banque Paribas to make advances or to extend credit to Crysen between the date hereof and Closing and Banque

Paribas reserves the right to exercise any and all rights and remedies pursuant to the Credit Agreement dated January 31, 1995 between Banque Paribas and Crysen, or any associated notes, trust deeds, security agreements, guarantees, documents, or agreements (collectively, the "Credit Documents"), including, but not limited to, the rights (a) to accelerate Crysen's obligations, (b) to foreclose on any or all of the Assets or other assets of Crysen, or (c) to exercise any other rights with respect to the Assets, in any of which events Banque Paribas may terminate this Consent by providing written notice to Inland. This Amendment does not modify in any respect any of Crysen's obligations under any of the Credit Documents, nor does it modify in any respect, or impose any limitation whatsoever on, Banque Paribas's rights and remedies under any of the Credit Documents. Banque Paribas does not waive any rights or remedies under any of the Credit Documents and hereby expressly reserves any and all such rights and remedies.

     5. This Amendment is given only for the benefit of Inland and may not be relied upon by any other individual or entity for any purpose whatsoever.

     6. This Amendment may be executed in multiple counterparts which, when taken together, shall constitute a fully executed document.

     IN WITNESS WHEREOF, this Amendment to Consent Regarding Release of Trust Deed and Security Agreements is executed on the date and year first set forth above.


                              BANQUE PARIBAS

                              By: ___________________
                              Its: __________________

                              By: ___________________
                              Its: __________________


                     ACCEPTANCE BY INLAND RESOURCES, INC.


     The terms of the foregoing Amendment to Consent Regarding Release of Trust Deed and Security Agreements are hereby agreed to and accepted on the date and year first set forth above.


                              INLAND RESOURCES, INC.

                              By: __________________
                              Its: _________________

                              SECOND AMENDMENT TO
                       ASSET PURCHASE AND SALE AGREEMENT

________________________________________________________________________________

     This Second Amendment to Asset Purchase and Sale Agreement (this "Amendment") is made and entered into this ___ day of September, 1997, by Crysen Corporation, Crysen Refining, Inc., and Sound Refining, Inc. (collectively, "Sellers"), and Inland Resources, Inc. ("Buyer").

                                   RECITALS

     A. Buyer and Sellers entered into an Asset Purchase and Sale Agreement, dated July 14, 1997, as amended by an Amendment to Asset Purchase and Sale Agreement dated September 12, 1997 (the "Sale Agreement", the terms of which are incorporated herein by this reference), providing for the purchase by Buyer of Sellers' refineries located in Woods Cross, Utah and Tacoma, Washington (the "Refineries") and related assets.

     B.   Buyer and Sellers wish to further amend the Sale Agreement.

     C. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Sale Agreement.

                              TERMS OF AMENDMENT

     For valuable consideration, the receipt of which is hereby acknowledged, Buyer and Sellers agree as follows.

     1.   The Sale Agreement is hereby amended as follows:

          a. Paragraph 21.4 of the Sale Agreement is amended by adding the following sentence to the end thereof:

     The parties acknowledge that the sole remedy of Crysen or Sellers for any failure to close by Buyer shall be the termination of this Agreement pursuant to Section 21.1 and the retention of, and/or the right to receive, the Earnest Money Deposit (including the $250,000.00 down payment, the $1,000,000.00 down payment and any other down payments required to be made by Buyer pursuant to amended Paragraph 1 of the Consent regarding Release of Trust Deed and Security Agreement dated July 14, 1997, as amended by an Amendment dated September 12, 1997, between Banque Paribas and Buyer), together with any costs and expenses (including reasonable attorneys' fees) incurred in connection with the recovery or collection of any such amounts, and Crysen and Sellers waive any right to specific performance or to any claim for other damages or remedies.

     2. Except as expressly amended by Section 1 above, and notwithstanding the provisions of the letter agreement among the parties dated July 14, 1997, the Sale Agreement shall remain in full force and effect as originally executed.

     3. This Amendment may be executed in multiple counterparts which, when taken together, shall constitute a fully executed document.

     IN WITNESS WHEREOF, this Amendment to Asset Purchase and Sale Agreement is executed on the date and year first set forth above.


                              CRYSEN CORPORATION

                              By: ___________________
                              Its: __________________

                              CRYSEN REFINING, INC.

                              By: ___________________
                              Its: __________________

                              SOUND REFINING, INC.

                              By: ___________________
                              Its: __________________


                              INLAND RESOURCES, INC.

                              By: ___________________
                              Its: __________________


     BANQUE PARIBAS hereby consents to the foregoing Second Amendment to Asset Purchase and Sale Agreement on the date and year first set forth above.

                              BANQUE PARIBAS

                              By: ___________________
                              Its: __________________

                              By: ___________________
                              Its: __________________

                              THIRD AMENDMENT TO
                       ASSET PURCHASE AND SALE AGREEMENT

________________________________________________________________________________

     This Third Amendment to Asset Purchase and Sale Agreement (this "Amendment") is made and entered into this ___ day of December, 1997, by Crysen Refining, Inc.("CRI"), Sound Refining, Inc.("SRI"), and Inland Resources Inc. ("Buyer"). CRI and SRI are collectively referred to herein as "Sellers."

                                   RECITALS

     A. Buyer and Sellers, together with Crysen Corporation, entered into an Asset Purchase and Sale Agreement, dated July 14, 1997, as amended by an Amendment to Asset Purchase and Sale Agreement dated September 12, 1997, and by a Second Amendment to Asset Purchase and Sale Agreement dated September 26, 1997 (the "Sale Agreement", the terms of which are incorporated herein by this reference), providing for the purchase by Buyer of Sellers' refineries located in Woods Cross, Utah and Tacoma, Washington (the "Refineries") and related assets. Pursuant to the September 12, 1997 Amendment, Crysen Corporation is no longer a party to the Sale Agreement.

     B.   Buyer and Sellers wish to further amend the Sale Agreement.

     C. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Sale Agreement.

                              TERMS OF AMENDMENT

     For valuable consideration, the receipt of which is hereby acknowledged, Buyer and Sellers agree as follows.

     1.   The Sale Agreement is hereby amended as follows:

     a.   Paragraph 5.1 of the Sale Agreement is amended to read as follows:

     The purchase price for the Assets, other than the Inventory Purchase Price, the Net A/R Amount, and the additional amount referred to in Section 5.4 of this Agreement, shall be Seven Million Dollars ($7,000,000.00), subject to an increase (or reduction) from $7,000,000.00, by an amount equal to the reduction (or increase) in the Net Working Capital Realization (as defined on Exhibit "A" attached to this Amendment), as of 12:01 a.m. on the Closing Date, from the Net Working Capital Realization as of 11:59 p.m. on September 30, 1997 (the "Fixed Assets Purchase Price").

          b.  Paragraph 5.4 of the Sale Agreement is amended to read as follows:

     Buyer shall pay to Banque Paribas, for the account of Sellers, in immediately available funds and pursuant to written instructions from Banque Paribas, at Closing as the purchase price for the Assets the sum of the Fixed Assets Purchase Price, the Inventory Purchase Price, the Net A/R Amount, and $1,141,797.00, as adjusted pursuant to Section 16 hereof and less the Earnest Money Deposit referred to in Section 5.6 hereof (collectively, the "Purchase Price").

          c. Paragraph 6.1 of the Sale Agreement is amended to read as follows:

     The Closing (the "Closing") of the transactions contemplated hereby shall be held on or prior to DECEMBER 24, 1997 (the "Closing Date"), at 10:00 a.m., Mountain Standard Time, at the offices of Sellers, or at such other location as the parties may agree.

          d. Exhibit "G" of the Sale Agreement, setting forth the allocation of the Purchase Price, is amended by replacing it in its entirety with Exhibit "G-1" attached hereto.

     2. Sellers hereby consent to the assignment by Buyer of certain rights and liabilities associated with the real property described on Exhibit "A-2" to the Sale Agreement and other assets of SRI to San Jacinto Carbon Company ("SJCC"), in accordance with the terms of the Assignment and Assumption Agreement attached hereto as Exhibit "B". Sellers acknowledge and agree that the purchase price to be paid by SJCC to Sellers shall be in the form of an assumption by SJCC of $1,500,000 of Seller's obligation to Banque Paribas (which obligation will simultaneously be sold by Banque Paribas to Inland Refining, Inc., for a cash purchase price of $1,500,000).

     3. Sellers hereby consent to the assignment by Buyer of certain rights and liabilities associated with the real property described on Exhibit "A-3" to the Sale AGREEMENT and to the Cowboy Obligations to Refinery Technologies, Inc. ("RTI"), in accordance with the terms of the Assignment and Assumption Agreement attached hereto as Exhibit "C". No portion of the Purchase Price shall be paid by RTI, Inland having made a determination that the value of the assets being assigned to RTI is equal to the liabilities being assumed by RTI.

     4. Except as expressly amended hereby, and notwithstanding the provisions of the letter agreement among the parties dated July 14, 1997, the Sale Agreement shall remain in full force and effect as originally executed.

     5. This Amendment may be executed in multiple counterparts which, when taken together, shall constitute a fully executed document.

     IN WITNESS WHEREOF, this Third Amendment to Asset Purchase and Sale Agreement is executed on the date and year first set forth above.


                              CRYSEN REFINING, INC.

                              By: __________________
                              Its: _________________

                              SOUND REFINING, INC.

                              By: _________________
                              Its: ________________


                              INLAND RESOURCES INC.

                              By: _________________
                              Its: ________________

                              THIRD AMENDMENT TO
                         CONSENT REGARDING RELEASE OF
                      TRUST DEED AND SECURITY AGREEMENTS

________________________________________________________________________________

     This Third Amendment to Consent Regarding Release of Trust Deed and Security Agreements (this "Amendment") is made and entered into this ___ day of December, 1997, by Banque Paribas for and in favor of Inland Resources Inc. ("Inland"), which hereby accepts and agrees to the terms of this Consent.

                                   RECITALS

     A. Inland has entered into an Asset Purchase and Sale Agreement, dated July 14, 1997, as amended by an Amendment to Asset Purchase and Sale Agreement dated September 12, 1997, and by a Second Amendment to Asset Purchase and Sale Agreement dated September 26, 1997 (the "Sale Agreement"), with Crysen Corporation, Crysen Refining, Inc. ("CRI"), and Sound Refining, Inc. ("SRI") (CRI and SRI are hereafter collectively referred to as "Crysen"), providing for the purchase by Inland of Crysen's refineries located in Woods Cross, Utah and Tacoma, Washington (the "Refineries") and related assets. Pursuant to the September 12, 1997 Amendment, Crysen Corporation is no longer a party to the Sale Agreement.

     B. Banque Paribas has a first priority lien on the Refineries and all other assets of Crysen.

     C. Pursuant to a Consent Regarding Release of Trust Deed and Security Agreement dated July 14, 1997, as amended by an Amendment dated September 12, 1997 and by a Second Amendment dated September 26, 1997 (the "Consent"), between Banque Paribas and Inland, and subject to the terms and conditions thereof, Banque Paribas gave its consent to the sale contemplated by the Sale Agreement and Banque Paribas set forth the terms on which it would agree to release its lien on the Assets. The terms of the Consent are incorporated herein by this reference.

     D. Inland has entered into a Third Amendment to the Sale Agreement (the "Third Sale Agreement Amendment," a copy of which is attached hereto as Exhibit "A"), dated the date hereof, with Crysen.

     E. Inland has requested that Banque Paribas further amend the Consent so as to give its consent to the sale contemplated by the Sale Agreement, as amended by the Third Sale Agreement Amendment.

     D. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Sale Agreement, as amended by the Third Sale Agreement Amendment.

                         TERMS OF AMENDMENT TO CONSENT

     1. Banque Paribas hereby represents to Inland that it is prepared to consent to the sale of the Refineries on the terms set forth in the Sale Agreement, as amended by the Third Sale Agreement Amendment, and to release its lien on the Assets upon Closing, on the terms and conditions set forth in the Consent, as amended by the amendments set forth below:

          a. All references to the "Sale Agreement" in the Consent and in this Amendment shall mean the Sale Agreement, as amended by the First, Second and Third Sale Agreement Amendments.

          b.  Paragraph 1 of the Consent is amended to read as follows:

     The sale of the Assets has been fully effectuated in accordance with the terms of the Sale Agreement on or before DECEMBER 24, 1997, or such later date as may be agreed to in writing by Banque Paribas in its sole discretion. As provided in amended paragraph
     5.1 of the Sale Agreement, the Fixed Assets Purchase Price shall be increased (or reduced) from $7,000,000.00, by an amount equal to the reduction (or increase) in the Net Working Capital Realization (as defined on Exhibit "B" attached to this Consent), as of 12:01 a.m. on the Closing Date, from the Net Working Capital Realization as of 11:59 p.m. on September 30, 1997.

     In addition, if as of 11:59 p.m. on October 31, 1997, the Net Working Capital Realization has fallen more than $500,000.00 below the Net Working Capital Realization as of 11:59 p.m. on September 30, 1997, Inland shall, upon demand by Banque Paribas, pay to Banque Paribas, for the account of CRI and SRI, an additional down payment toward the Purchase Price, in an amount equal to the amount by which the Net Working Capital Realization has fallen more than $500,000.00 below the Net Working Capital Realization as of 11:59 p.m. on September 30, 1997, which down payment shall not be refundable to Inland, under any circumstances, unless (a) all conditions set forth in the Consent, as amended by this Amendment, have been satisfied; and
                                                                 ---
     (b) Banque Paribas refuses to give its consent to the sale of the Refineries.

          c.  Paragraph 4 of the Consent is amended to read as follows:

     Banque Paribas receives at closing, in consideration for the release of its liens, one hundred percent (100%) of the Fixed Assets Purchase Price (in an amount not less than $7,000,000.00, plus or minus any adjustments required pursuant to amended paragraph 5.1 of the Sale Agreement), the Inventory Purchase Price, the Accounts Receivable Purchase Price, and $1,141,797.00). All letters of credit issued by Banque Paribas covering inventory not received by CRI or SRI by 12:01 a.m. on the Closing must have been canceled or totally cash collateralized by Inland.

          d.  Paragraph 17 of the Consent is amended to read as follows:

     In addition to Banque Paribas's right to terminate this Consent pursuant to paragraph 15 above, in the event of a breach by any person or entity of any of the terms or conditions set forth in this Consent, as amended by this Amendment, or in the event that it becomes apparent to Banque Paribas that any of the terms or conditions set forth in the Consent, as amended by this Amendment, will not be satisfied by DECEMBER 24, 1997, Banque Paribas may terminate this Consent, as amended by this Amendment, by providing written notice to Inland not less than five (5) days prior to the effective date of such termination.

     2. Banque Paribas hereby consent to the assignment by Inland of certain rights and liabilities associated with the real property described on Exhibit "A-2" to the Sale Agreement and other assets of SRI to San Jacinto Carbon Company ("SJCC"), in accordance with the terms of the Assignment and Assumption Agreement attached hereto as Exhibit "C". At Closing, Inland shall purchase from Banque Paribas, for a cash purchase price of $1,500,000, the $1,500,000 promissory note which is being assumed by SJCC.

     3. Banque Paribas hereby consent to the assignment by Inland of certain rights and liabilities associated with the real property described on Exhibit "A-3" to the Sale Agreement and to the Cowboy Obligations to Refinery Technologies, Inc. ("RTI"), in accordance with the terms of the Assignment and Assumption Agreement attached hereto as Exhibit "D". No portion of the Purchase Price shall be paid by RTI, Inland having made a determination that the value of the assets being assigned to RTI is equal to the liabilities being assumed by RTI.

     4. Except as expressly amended hereby, the Consent shall remain in full force and effect as originally executed.

     5. Inland hereby restates each of the representations and acknowledgments made in the Consent.

     6. Nothing contained in this Amendment shall be deemed to require Banque Paribas to make advances or to extend credit to Crysen between the date hereof and Closing and Banque Paribas reserves the right to exercise any and all rights and remedies pursuant to the Credit Agreement dated January 31, 1995 between Banque Paribas and Crysen, or any associated notes, trust deeds, security agreements, guarantees, documents, or agreements (collectively, the "Credit Documents"), including, but not limited to, the rights (a) to accelerate Crysen's obligations, (b) to foreclose on any or all of the Assets or other assets of Crysen, or (c) to exercise any other rights with respect to the Assets, in any of which events Banque Paribas may terminate this Consent by providing written notice to Inland. This Amendment does not modify in any respect any of Crysen's obligations under any of the Credit Documents, nor does it modify in any respect, or impose any limitation whatsoever on, Banque Paribas's rights and remedies under any of the Credit Documents.

Banque Paribas does not waive any rights or remedies under any of the Credit Documents and hereby expressly reserves any and all such rights and remedies.

     7. This Amendment is given only for the benefit of Inland and may not be relied upon by any other individual or entity for any purpose whatsoever.

     8. This Amendment may be executed in multiple counterparts which, when taken together, shall constitute a fully executed document.

     IN WITNESS WHEREOF, this Third Amendment to Consent Regarding Release of Trust Deed and Security Agreements is executed on the date and year first set forth above.


                              BANQUE PARIBAS

                              By: ___________________
                              Its: __________________

                              By: ___________________
                              Its: __________________



                      ACCEPTANCE BY INLAND RESOURCES INC.


     The terms of the foregoing Third Amendment to Consent Regarding Release of Trust Deed and Security Agreements are hereby agreed to and accepted on the date and year first set forth above.


                              INLAND RESOURCES INC.

                              By: ___________________
                              Its: __________________